Exhibit 10.2

August 22, 2023

KULR Technology Group, Inc.

4863 Shawline Street

San Diego, CA 92111

Email: Michael.Mo@kulrtechnology.com

Dear Sirs:

I am writing on behalf of YA II PN, Ltd (the “Investor”), which is managed by Yorkville Advisors Global, L.P. Reference is made to the August 16, 2023 Letter Agreement (the “Letter Agreement”) entered into between KULR Technology Group, Inc, a Delaware corporation (the “Company”) and the Investor, which Letter Agreement amended and supplemented that certain Supplemental Agreement dated September 23, 2022. The Investor and the Company hereby agree to amend and replace Section 2(b) of the Letter Agreement with the following language:

(b) On or before the earlier of September 1, 2023 or the date of the closing of any financing conducted by the Company, the Company shall pay an amount equal to the sum of (i) $3,000,000 in principal amount, (ii) the Payment Premium (i.e. 5%) in respect of such principal amount, and (iii) all outstanding accrued and unpaid interest in respect of such payment date (collectively, the “August Payment”);

YA II PN, LTD.

By:	Yorkville Advisors Global LP
Its:	Investment Manager

	By:	Yorkville Advisors Global II, LLC
	Its:	General Partner

	By:	/s/ David Gonzalez
	Name:	David Gonzalez
	Title:	General Counsel

Agreed and accepted by:

KULR Technology Group, Inc.

By:	/s/ Michael Mo
Name:	Michael Mo
Title:	Chief Executive Officer

cc: Sichenzia Ross Ference LLP
via Email: jyamamoto@srf.law